                                                                    EXHIBIT 23.8

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the use of our name in the Annual Report on Form 10-K of Seagull Energy Corporation and Subsidiaries (the "Company") for the year ended December 31, 1993, and the incorporation by reference thereof into the Company's Registration Statement on Form S-3 initially filed in May 1994.

     We hereby consent to the references to our firm under the heading "Experts" in any prospectus included in the Registration Statement on Form S-3.

                                          NETHERLAND, SEWELL &
                                            ASSOCIATES, INC.
                                          PETROLEUM ENGINEERS

Houston, Texas
May 20, 1994